Exhibit 99.4

Confidential

Kingsway America Inc.

Exchange Offer for all Outstanding Unregistered

7.50% Senior Notes due 2014

June     , 2004

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Kingsway America Inc. (the “Company”) is offering, upon and subject to the terms and conditions set forth in a prospectus dated June 16, 2004 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) the Company’s US$125,000,000 outstanding 7.50% Senior Notes due 2014 (the “Original Notes”), for its new issue of up to US$125,000,000 aggregate principal amount of the Company’s 7.50% Senior Notes due 2014, which will be registered under a Registration Statement on Form F-4 under the Securities Act of 1933, as amended (the “Exchange Notes”).

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1.	Prospectus dated June 16, 2004;

2.	the Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

3.	a Notice of Guaranteed Delivery to be used to accept the Exchange Offer if Original Notes are not immediately available or time will not permit Original Notes or other required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4.	a form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5.	guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on July 14, 2004, unless extended by the Company (the “Expiration Date”). The Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or agent’s message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Original Notes wish to tender, but Original Notes are not immediately available or time will not permit Original Notes or other required documents to reach the Exchange Act before the expiration date or the procedure to comply with the book-entry transfer procedures on a timely basis cannot be completed on a timely basis, a tender may be effected by the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 3 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to BNY Midwest Trust Company, as the Exchange Agent, at the address and telephone number set forth on the front of the letter of transmittal.

Very truly yours,

Kingsway America Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures